SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date Of Report (Date of earliest event reported): January 22, 2004

K2 INC.

(Exact name of the registrant as specified in its charter)

Delaware	1-4290	95-2077125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2051 PALOMAR AIRPORT ROAD, CARLSBAD, CA	92009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 494-1000

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events.

On January 23, 2004, K2 Inc. (the “Company”) announced that it had completed the merger of Fotoball USA, Inc. (“Fotoball USA”) with a wholly-owned subsidiary of the Company pursuant to an Agreement and Plan of Merger and Reorganization, dated as of November 25, 2003, by and among the Company, Fotoball USA and Boca Acquisition Sub, Inc. The Company also announced that it changed the name of Fotoball USA to “K2 Licensing & Promotions, Inc.”

A copy of the Company’s press release, dated January 23, 2004, announcing the completion of the merger and the changed name is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits. The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description

99.1	Press Release, dated January 23, 2004, announcing the completion of the merger and the changed name.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2004	K2 INC.

	By:	/S/ MONTE H. BAIER

Monte H. Baier
Vice President and General Counsel

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